                                                                EXHIBIT (p) 1.79
[WELLS CAPITAL MANAGEMENT LOGO]

                                 CODE OF ETHICS
                   POLICY ON PERSONAL SECURITIES TRANSACTIONS
                                       AND
                                 INSIDER TRADING

                                 - BE ETHICAL

                                 - ACT PROFESSIONALLY

                                 - IMPROVE COMPETENCY

                                 - EXERCISE INDEPENDENT JUDGEMENT

                                  Version 6.03

Wells Capital Management Code of Ethics 6.03

                                TABLE OF CONTENTS

I     INTRODUCTION..............................................................     3

   I.1 CODE OF ETHICS...........................................................     3
   I.2 "ADVISORY REPRESENTATIVE"................................................     3
   I.3 "BENEFICIAL OWNERSHIP"...................................................     4

II    PENALTIES.................................................................     5

   II.1 VIOLATIONS OF THE CODE..................................................     5
   II.2 PENALTIES...............................................................     5
   II.3 DISMISSAL AND/OR REFERRAL TO AUTHORITIES................................     6

III   EMPLOYEE TRADE PROCEDURES.................................................     7

   III.1 PRE-CLEARANCE..........................................................     7
   III.2 TRADE REPORTS..........................................................     8
   III.3 PERSONAL SECURITIES TRANSACTIONS-FUND MANAGERS.........................     9
   III.4 POST-REVIEW............................................................    10
   III.5 PRE-CLEARANCE AND REPORTING REQUIREMENTS...............................    10
   III.6 CONFIDENTIALITY........................................................    11
   III.7 ACKNOWLEDGMENT OF BROKERAGE ACCOUNTS...................................    11
   III.8 INITIAL AND ANNUAL HOLDINGS REPORT.....................................    11

IV    RESTRICTIONS..............................................................    12

   IV.1 RESTRICTED SECURITIES...................................................    12
   IV.2 SHORT-TERM TRADING PROFITS  (60-DAY TRADING  RULE)......................    14
   IV.3 BLACKOUT PERIODS........................................................    14
   IV.4 INSIDER TRADING.........................................................    15
   IV.5 INDEPENDENT RESEARCH....................................................    15
   IV.6 GIFTS AND HOSPITALITY...................................................    16
   IV.7 DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT..............................    16
   IV.8 WELLS CAPITAL AFFILIATES................................................    16
   IV.9 PURCHASE AND SALES OF SECURITIES ISSUED BY WELLS FARGO..................    16

V     REGULATORY REQUIREMENTS...................................................    17

   V.1 INVESTMENT ADVISERS ACT OF 1940 AND INVESTMENT  COMPANY ACT OF 1940......    17
   V.2 REGULATORY CENSURES......................................................    17

VI    ACKNOWLEDGMENT AND CERTIFICATION..........................................    18

VII   FREQUENTLY ASKED QUESTIONS (FAQS).........................................    19

APPENDIX A-FOR DESIGNATED ADVISORY PERSONS......................................    22

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Wells Capital Management Code of Ethics 6.03

I     INTRODUCTION
================================================================================

    I.1 CODE OF ETHICS             Wells Capital Management (Wells Capital), as
                                   a registered investment adviser, has an
                                   obligation to maintain a policy governing personal securities transactions and insider trading by its officers and employees. This
                                   CODE OF ETHICS AND POLICY ON PERSONAL
                                   SECURITIES TRANSACTIONS AND INSIDER TRADING
                                   ("Code") is adopted under Rule 17j-1 of the Investment Company Act and Section 204A of the Investment Advisers Act. This Code outlines the policies and procedures for such activities based on the recognition that a fiduciary relationship exists between Wells
                                   Capital and its clients. All references in this Code to employees, officers, directors, accounts, departments and clients refer to those of Wells Capital.

                                   In addition to this Code, please refer to the policies outlined in the Handbook for Wells Fargo Team Members and the Wells Fargo Code of Conduct and Business Ethics.

                                   Acknowledgment of, and compliance with, this Code is a condition of employment. A copy of the Code and applicable forms are available on Wells Capital's common drive:

                                   As an employee, you must -

                                   -    Be ethical

                                   -    Act professionally

                                   -    Improve competency

                                   -    Exercise independent judgment

                                   To avoid conflict of interest, Wells Capital employees are required to disclose to Compliance Group all pertinent information related to brokerage accounts, outside business activities, gifts received from clients/vendors and other Code related information.

    I.2 "ADVISORY                  For the purposes of this Code, Wells Capital
        REPRESENTATIVE"            defines "ADVISORY REPRESENTATIVE" as any
                                   director, officer or employee, who in
                                   connection with his or her regular functions or duties -

                                   -    makes, participates in, or obtains
                                        information regarding the purchase
                                        or sale of a security for an advisory \
                                        client, or

                                   -    whose functions are related to the
                                        making of any recommendations with
                                        regard to such purchases or sales.

                                   In addition, any of the following persons who obtain information concerning securities recommendations being made by such investment adviser prior to the effective dissemination of such recommendations or of information relating to such recommendations shall also be considered an advisory representative:

                                        1)   Any person in a control
                                             relationship to the investment
                                             adviser.

                                        2)   Any affiliated person of such
                                             controlling person or any affiliate
                                             of that affiliate.

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Wells Capital Management Code of Ethics 6.03

                                   Because all personnel may at some time access or obtain investment information, Wells Capital designates all employees (including independent contractors, if deemed appropriate) as "advisory representatives," and thereby subject to the policies and procedures of the Code. The list of advisory personnel will be updated each quarter.

I.3   "BENEFICIAL OWNERSHIP"       Personal securities transaction reports
                                   should include all accounts for which you have direct or indirect control. These include accounts over which you have any control, influence, authority, with beneficial interest, whether directly or indirectly, including -

                                   -    accounts of immediate family members
                                        in the same household; and

                                   -    any other account, including but not
                                        limited to those of relatives and
                                        friends, over which you direct
                                        activities.

                                   Direct and indirect control may be further construed to include accounts for which an Advisory Representative is sole owner, joint owner, trustee, co-trustee, or attorney-in-fact.

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Wells Capital Management Code of Ethics 6.03

PENALTIES
================================================================================

    II.1  VIOLATIONS OF THE CODE   The firm's Chief Compliance Officer will
                                   report violations of the Code monthy to the President. Each Advisory Representative should immediately report to the Chief
                                   Compliance Officer any known or reasonably suspected violations of this Code of which he or she becomes aware.

    II.2 PENALTIES                 Penalties may be imposed on an Advisory
                                   Representative as follows:

                                   - MINOR OFFENSES -

                                        -    First minor offense - Verbal
                                             warning;

                                        -    Second minor offense - Written
                                             notice;

                                        -    Third minor offense - $1,000.00
                                             fine to be donated to the advisory
                                             representative's charity of
                                             choice*.

                                   Minor offenses include the following: failure or late submissions of quarterly trade reports and signed acknowledgments of Code of Ethics forms and certifications, failure to request trade pre-clearance, and conflicting pre-clear request dates versus actual trade dates.

                                   -    SUBSTANTIVE OFFENSES -

                                        -    First substantive offense -
                                             Written notice;

                                        -    Second substantive offense -
                                             $1,000 or disgorgement of profits
                                             (whichever is greater) to be
                                             donated to the advisory
                                             representative's charity of
                                             choice*;

                                        -    Third substantive offense - $5000
                                             fine or disgorgement of profits
                                             (whichever is greater) to be
                                             donated to the advisory
                                             representative's charity of
                                             choice* or termination of
                                             employment and/or referral to
                                             authorities.

                                   Substantive offenses include the following:
                                   unauthorized purchase/sale of restricted securities outlined in the Code, violations of seven-day blackouts and short-term trading for profit (60-day rule).

                                   The number of offenses is determined by the cumulative count over a 12 month period.

                                   - SERIOUS OFFENSES -

                                        A Fund Manager trading with insider
                                        information and/or "front running"
                                        a client or fund that he/she manages
                                        is considered a "serious offense".
                                        Wells Capital will take appropriate
                                        steps that may include termination of
                                        employment and referral to governmental
                                        authorities for prosecution.

                                   Wells Capital may deviate from the penalties listed in the Code where senior management determines that a more or less severe penalty is appropriate based on the specific circumstances of

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                                                                               6

Wells Capital Management Code of Ethics 6.03

                                   that case. Any deviations from the penalties listed in the Code, and the reasons for such deviations, will be documented and maintained in the Code of Ethics files.

                                   * The fines will be made payable to the
                                   Advisory Representative's charity of choice and turned over to Wells Capital, which in turn will mail the donation check on behalf of the advisory representative.

    II.3 DISMISSAL AND/OR          REPEATED VIOLATIONS of the Code may result in
         REFERRAL TO AUTHORITIES   dismissal. In addition, a single flagrant
                                   violation, such as fraud or insider trading, will result in immediate dismissal and referral to authorities.

                                   The firm's Chief Compliance Officer will report all Code violations to the Wells Fargo Funds Boards of Trustees quarterly.

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Wells Capital Management Code of Ethics 6.03

III EMPLOYEE TRADE PROCEDURES
================================================================================

    III.1 PRE-CLEARANCE

                                   - All Advisory Representatives in the firm must pre-clear personal securities transactions as specified in Section III.4.

                                   -    All pre-clearance requests must be
                                        submitted via ELECTRONIC MAIL to
                                        WELLSCAP RISK MGT in the Global Address
                                        List. This will allow anyone in the
                                        Compliance group to pre-clear requests
                                        at all times. Responses will be sent
                                        back via electronic mail. Exceptions
                                        will be made only for telephone requests from Advisory Representatives who are out of the office on business or on vacation. It is the responsibility of the Advisory Representative to ensure that Compliance receives pre-clearance requests. If it appears that E-mail is down, please contact anyone from the Compliance group directly.

                                   -    At a minimum, indicate the following
                                        information on your pre-clearance
                                        request

                                   -    (a) Transaction Type: BUY or
                                        SELL

                                        (b) SECURITY NAME(INCLUDE COUPON
                                        RATE AND MATURITY DATE FOR FIXED INCOME
                                        SECURITIES) AND TICKER or CUSIP

                                        (c)Security Type: COMMON STOCK,
                                        OPTIONS, or BONDS -

                                        Telephone requests from beneficial
                                        account holders outside the firm will
                                        be accepted. Responses to requests will
                                        be forwarded to the Advisory
                                        Representative via electronic mail.

                                   -    Requests may be submitted from 7:00 AM
                                        (PACIFIC) UNTIL AN HOUR BEFORE THE
                                        MARKET CLOSES FOR THE DAY. Barring any
                                        problems with systems access (i.e., SEI, Advent/Moxy), responses will be made no more than an hour from the receipt of request.

                                   -    Pre-cleared trades are VALID FOR SAME
                                        DAY TRADES only. Nexceptions.

                                   -    Pre-clearance does not preclude the
                                        possibility of a potential conflict
                                        appearing after the execution of an
                                        employee trade. Trades will be screened
                                        for blackout violations and other
                                        conflicts, but quarter end review of
                                        each personal trade will reveal
                                        conflicts occurring after the trade is
                                        executed.

                                   -    The use of the electronic mail system
                                        ensures that each report is
                                        date-stamped, and it is the
                                        responsibility of each Advisory
                                        Representative to ensure that the report has been received by Wells Capital Compliance.

                                   CERTAIN PERSONAL SECURITIES TRANSACTIONS
                                   SHOULD BE REPORTED WHETHER PRE-CLEARED OR NOT (SEE SECTION III.5 FOR DETAILS).

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Wells Capital Management Code of Ethics 6.03

    III.2  TRADE REPORTS           -    Quarterly Trade Reports which list
                                        personal securities transactions for the quarter must be submitted by all employees no later than the 10th day after the end of each calendar quarter.
                                        This 10-day deadline is a FEDERAL
                                        REQUIREMENT and includes weekends and
                                        holidays. If the 10th day falls on a
                                        weekend or a holiday, the report is due
                                        the business day immediately preceding
                                        this deadline.

                                   -    Quarterly Trade Reports must be
                                        submitted using the Quarterly Trade
                                        Report form to Wells Capital Compliance, either via email (to Wellscap Risk Mgt) or via MAC (A0103-101). IF THERE ARE NO ACTIVITIES FOR THE QUARTER, A REPORT INDICATING SUCH IS STILL REQUIRED TO BE SUBMITTED.

                                   -    Wells Capital requires duplicate copies
                                        of trades confirms and monthly or
                                        quarterly brokerage account statements
                                        to be forwarded to Compliance. If your
                                        broker is unable to directly send
                                        duplicate copies, please inform
                                        Compliance in writing . Use the REQUEST
                                        FOR DUPLICATE CONFIRMS form to submit
                                        your request to your brokers (with a cc
                                        to Wells Capital Compliance).

                                   -    When opening or closing brokerage
                                        accounts, please notify Compliance in
                                        writing (quarterly) by using the
                                        ACKNOWLEDGMENT OF BROKERAGE ACCOUNTS
                                        form.

                                   Forms relating to the Code of Ethics are available in the common drive under the Wells Cap-News/Risk Management/Code of Ethics folder.

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Wells Capital Management Code of Ethics 6.03

    III.3 PERSONAL SECURITIES      Prior approval must be obtained from the
          TRANSACTIONS-EQUITY      President or Chief Investment Officer if an
          FUND MANAGERS            equity Fund Manager requests to sell a
                                   security in his/her personal account when:

                                   -    The same security is held in an equity
                                        fund that is directly managed by the
                                        Fund Manager;

                                   -    The Fund Manager is purchasing the same
                                        security for an equity fund for which
                                        he/she is making investment decisions.

                                   Wells Capital Compliance will review
                                   pre-clearance requests for purchases and sales of securities that are common between personal holdings and equity fund holdings directly managed by the Fund Manager. Pre-clearance trades will be screened for blackout violations, other conflicts/trends, and quarter-end review of any 60-day rule violations.

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Wells Capital Management Code of Ethics 6.03

III.4    POST-REVIEW               Wells Capital Compliance will match any
                                   broker confirms/statements received to
                                   pre-clearance requests. Discrepancies will be documented and may be subject to censures, as outlined in the PENALTIES section of this Code.

                                   Employee transactions will also be screened for the following:

                                   -    Same day trades: Transaction occurring
                                        on the same day as the purchase or sale
                                        of the same security in a managed
                                        account.

                                   - 7-day Blackout period: Transaction up to and including seven calendar days before and after the purchase and/or sale of the same security in a managed account as described in Sec IV.3 of the Code (For non-S&P500 securities).

                                   -    Short-term trading profits:
                                        Purchase/Sale, or vice versa, occurring
                                        within 60 days in the same security
                                        resulting in net profit. Advisory
                                        Representatives are responsible for
                                        ensuring that the 60-day rule is
                                        observed when sale requests are made for securities previously purchased, or vice versa.

                                   -    Other potential conflicts: Certain
                                        transactions may also be deemed in
                                        conflict with the Code and will warrant
                                        additional review, depending on the
                                        facts and circumstances of the
                                        transaction.

    III.5 PRE-CLEARANCE AND        The table below indicates pre-clearance and
          REPORTING REQUIREMENTS   reporting requirements. Requirements for all
                                   other security type transactions must be checked with Compliance.

                                             QTRLY
SECURITY TYPE             PRE-CLEARANCE     REPORTING
-------------             -------------     ---------
Equity transactions*           Yes              Yes
Fixed Inc transactions         Yes              Yes
Wells Fargo stock              No               Yes
Open-ended MF                  No               No
Close-ended MF                 Yes              Yes
Proprietary MF                 No               No
Exchged traded index fd        No               No
US Tsy/Agencies                No               No
Short term/cash equiv          No               No
SPP/DRIPs- auto purch**        No               No

                                   *Including options.

                                   **Sales of stocks from SPP or DRIPs: Please notify Wells Capital Compliance in writing of the sale and include transactions in your quarterly reports.

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                                                                              11

Wells Capital Management Code of Ethics 6.03

    III.6 CONFIDENTIALITY          All reports of personal securities
                                   transactions, holdings and any other
                                   information filed pursuant to this Code will be kept CONFIDENTIAL, provided, however that such information will also be subject to review by appropriate Wells Capital personnel
                                   (Compliance and/or Senior Management) and legal counsel. Such information will also be provided to the Securities and Exchange
                                   Commission ("SEC") or other government
                                   authority WHEN PROPERLY REQUESTED OR UNDER
                                   COURT ORDER.

    III.7 ACKNOWLEDGMENT OF        All Advisory Representatives are required to
          BROKERAGE ACCOUNTS       submit a list all brokerage accounts as
                                   required by the Code at the time of hire. In addition, employees are responsible for ensuring that new or closed accounts are communicated to Compliance quarterly. For reporting purposes, complete the
                                   ACKNOWLEDGMENT OF BROKERAGE ACCOUNTS form.

    III.8 INITIAL AND ANNUAL       All Advisory Representatives are required to
          HOLDINGS REPORT          report brokerage accounts and holdings
                                   (subject to Code requirements) within 10 days of employment and annually. An Advisory
                                   Representative's broker statement will
                                   suffice in lieu of a separate initial or annual holdings report. It is the Advisory
                                   Representative's responsibility to ensure that Compliance receives duplicate copies of statements and/or confirms if those are sent directly by the brokers.

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Wells Capital Management Code of Ethics 6.03                                 12

IV    RESTRICTIONS

The following are Wells Capital's restrictions on personal trading:

IV.1  Restricted Securities

           SECURITY TYPE                             PURCHASE                                           SALE
-----------------------------------  ----------------------------------------      ----------------------------------------------
A. S&P500 stocks

                                                  PERMITTED                        PERMITTED, subject to the following:
                                     Subject to one-day blackout during             -  One-day blackout during execution
                                     execution of client trades (except index          of client trades(except program trades).
                                     program trades ). Must pre-clear.                 Must pre-clear.-
                                                                                    -  For a large cap fund manager, prior
                                                                                       approval is required from the President or
                                                                                       Chief Investment Officer if the common
                                                                                       security is held in an equity fund managed
                                                                                       by the manager.
                                                                                     - For a large cap fund manager, prior
                                                                                       approval is required from the President or
                                                                                       Chief Investment Officer if the manager
                                                                                       is purchasing the common security for an
                                                                                       equity fund managed by the manager.

B. Any security not included in the                                                PERMITTED, subject to the following:
   S&P500 above and not defined as                  PERMITTED                        - Pre-clearance requirements.
   "small cap" below.                 Subject to pre-clearance requirements.         - For a mid cap fund manager, prior
                                                                                       approval is required from the President or
                                                                                       Chief Investment Officer if the common
                                                                                       security is held in an equity fund managed
                                                                                       by the manager.
                                                                                     - For a mid cap fund manager, prior approval
                                                                                       is required from the President or Chief
                                                                                       Investment Officer if the manager is
                                                                                       purchasing the common security for an equity
                                                                                       fund managed by the manager.

C. Any restricted list security                                                    PERMITTED
   (and its associated option)                                                       - If security held prior to Wells Capital
   defined as "small cap"                        PROHIBITED                            employment and/or version 9.99 of the Code,
   (capitalization as defined by                                                       sale permitted subject to pre-clearance
   the holdings in Wells Capital-                                                      requirements.
   actively managed Small Cap funds                                                  - For a small cap fund manager, prior
   including mutual funds, DIFs and                                                    approval is required from the President or
   Collectives.Small cap holdings                                                      Chief Investment Officer if the common
   in Wells Capital-managed small                                                      security is held in an equity fund managed by
   cap index funds are permissible.                                                    the manager.
   Investments in commingled funds                                                   - For a small cap fund manager, prior approval
   (mutual funds, etc.) that invest                                                    is required from the President or Chief
   in small cap stocks and are                                                         Investment Officer if the manager is
   offered to clients are also                                                         purchasing the common security for an
   permissible.                                                                        equity fund managed by the manager.

D. Any security issued by a Wells                                                  PERMITTED, subject to the following:
   Capital client                                PROHIBITED                          - If security held prior to Wells Capital
                                                                                       employment and/or version 9.99 of the Code,
                                                                                       sales subject to pre-clearance requirements.

E. Automatic investment programs
   or direct stock purchase plans                PERMITTED                         PERMITTED
                                      - Subject to Code of Ethics                    - Subject to Code of Ethics reporting
                                        reporting requirements                         requirements

F. Initial Public Offerings (IPOs)               PROHIBITED                        PERMITTED, only
                                                                                     - If security held prior to Wells Capital
                                                                                       employment and/or version 9.99 of the Code,
(An IPO is a corporation's first                                                       sales subject to pre-clearance requirements.
offering of a security representing
shares of the company to the
public)

                                                                       June 2003
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Wells Capital Management Code of Ethics 6.03                                 13


            SECURITY TYPE                         PURCHASE                                               SALE
------------------------------------             ----------                        ------------------------------------------------
G. Private Placements                            PROHIBITED                        PERMITTED, only
                                                                                     - If security held prior to Wells Capital
(A private placement is an offer or                                                    employment and/or version 9.99 of the Code,
sale of anysecurity by a brokerage                                                     sales subject to pre-clearance requirements.
firm not involving a public
offering, for example, a venture
capital deal)

H. Options (other than employee
   stock options), puts, calls,                   PROHIBITED
   short sales, futures                                                                           PROHIBITED
   contracts or other similar
   transactions involving
   securities issued by Wells Fargo
   & Company

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Wells Capital Management Code of Ethics 6.03                                 14

   IV.10 SHORT-TERM TRADING PROFITS            The purchase and sale, and the short-sale and purchase, of the same security
             (60-DAY TRADING RULE)             (orequivalent) within 60 calendar days and at a profit is PROHIBITED.
                                                 -  This restriction applies without regard to tax lot considerations;
                                                 -  Exercised options are not restricted, however, purchases and sales of options occurring 60 days resulting in profits are PROHIBITED;
                                                 -  Exceptions require advance written approval from the firm's Chief Compliance
                                                    Officer (or designee).

                                               Profits from any sale before the 60-day period expires may require disgorgement.
                                               Please refer to "Penalties", section II of this Code, for additional details.

   IV.3  BLACKOUT PERIODS                      For securities in the S&P 500 stocks, a one-day firm-wide blackout will apply if the issue is being traded on behalf of a client, at the time the pre-clear request is made. The blackout will not apply to trades of Wells Capital-managed
                                               Index funds.

                                               All other issues are subject to a seven-day firm-wide blackout period if traded on behalf of Wells Capital-managed funds (Mutual funds, DIFs, Collectives).

                                               Blackout periods apply to both buy and sell transactions.

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Wells Capital Management Code of Ethics 6.03

                                                                              15

IV.4 INSIDER TRADING               Wells Capital considers information MATERIAL
                                   if there is a substantial likelihood that a reasonable shareholder would consider it important in deciding how to act. Information is considered NON-PUBLIC when it has not been disseminated in a manner making it available to investors generally. Information becomes
                                   PUBLIC once it is publicly disseminated;
                                   limited disclosure does not make the
                                   information public (e.g., disclosure by an insider to a select group of persons).

                                   Wells Capital generally defines INSIDER
                                   TRADING as the buying or selling of a
                                   security, in breach of fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information. Insider trading is a violation of federal securities laws, punishable by a maximum prison term of 10 years and fines of up to $1 million for the individual and $2.5 million for the firm.

                                   TIPPING of material, non-public information is PROHIBITED. An Advisory Representative cannot trade, either personally or on behalf of others, while in possession of such information.

                                   FRONT-RUNNING/SCALPING involves trading on the basis of non-public information regarding impending market transactions.

                                   -    Trading ahead of, or "front-running,"
                                        a client or proprietary mutual fund
                                        order in the same security; or

                                   - Taking a position in stock index futures or options contracts prior to buying or selling a block or securities for a client or proprietary mutual fund account (i.e., self-front running).

                                   SCALPING occurs when an Advisory
                                   Representative purchases shares of a security for his/her own account shortly before recommending or buying that security for long-term investment to a client and then immediately selling the shares at profit upon the rise in the market price following the recommendation.

IV.5 INDEPENDENT RESEARCH          Wells Capital research analysts perform
                                   independent credit analysis of issuers and submit the approved issuers to the Credit
                                   Committee for approval. The approved list of securities is available for all Fund Managers for their determination of suitability on investments for accounts they manage.

                                   Compensation of the research analysts is not tied to any business or revenue generated by Wells Capital.

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Wells Capital Management Code of Ethics 6.03

                                                                              16

IV.6 GIFTS AND HOSPITALITY         Wells Capital, as a policy, follows Wells
                                   Fargo Bank's policy regarding gifts and
                                   hospitality. Please refer to WFB Employee
                                   Handbook for requirements.

IV.7 DIRECTORSHIPS AND OTHER       Wells Capital, as a policy, follows Wells
     OUTSIDE EMPLOYMENT            Fargo Bank's policy regarding directorships
                                   and other outside employment. Please refer to WFB Employee Handbook for requirements.

IV.8 WELLS CAPITAL AFFILIATES      As a part of its business activities, Wells
                                   Capital may share investment recommendations with certain affiliates simultaneously with effective dissemination to the market. As a result, certain employees of Wells Capital affiliates may also be designated as advisory representatives ("designated advisory representative") under this Code. All regulatory requirements (required under
                                   Investment Advisers Act and Investment
                                   Company Act (17j-1)) contained in this Code apply to "designated advisory representatives". Other sections of the Code may also be applied to designated advisory representatives as needed in order to prevent violations of the Code. The elements of the Code that apply to designated advisory personnel are indicated in Appendix A.

IV.9 PURCHASES AND SALES OF        Wells Capital follows Wells Fargo Bank's
     SECURITIES ISSUED BY WELLS    policy regarding securities issued by Wells
     FARGO                         Fargo & Company. No preclearance is required
                                   for securities issued by Wells Fargo &
                                   Company; however, quarterly reporting of purchases and sales of such securities is required.

                                   Investments in Wells Fargo options (other than employee stock options), puts, calls, short sales, futures contracts or other similar transactions involving securities issued by Wells Fargo & Company are prohibited.

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V REGULATORY REQUIREMENTS

V.1  INVESTMENT ADVISERS ACT       The SEC considers it a violation of general
     OF 1940 AND INVESTMENT        antifraud COMPANY ACT OF 1940 provisions of
                                   federal securities laws whenever an adviser, such as Wells Capital, engages in fraudulent, deceptive or manipulative conduct. As a fiduciary to client assets, Wells Capital cannot engage in activities which would result in conflicts of interests (for example, "front-running," scalping, or favoring proprietary accounts over those of the clients').

V.2 REGULATORY CENSURES            The SEC can censure, place limitations on the
                                   activities, functions, or operations of, suspend for a period not exceeding twelve months, or revoke the registration of any investment adviser based on a:

                                   -    Failure reasonably to supervise, with a
                                        view to preventing violations of the
                                        provisions of the federal securities
                                        laws, an employee or a supervised person who commits such a violation.

                                   -    However, no supervisor or manager
                                        shall be deemed to have failed
                                        reasonably to supervise any person, if

                                         (a) there have been established
                                             procedures, and a system for
                                             applying such procedures, which
                                             would reasonably be expected to
                                             prevent and detect, insofar as
                                             practicable, any such violation by
                                             such other person and

                                         (b) such supervisor or manager has
                                             reasonably discharged the duties
                                             and obligations incumbent upon
                                             him/her by reason of such
                                             procedures and systems without
                                             reasonable cause to believe that
                                             such procedures and system were not
                                             being complied with.

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VI ACKNOWLEDGMENT AND CERTIFICATION

I certify that I have received, read, understood and recognize that I am subject to Wells Capital Management's CODE OF ETHICS AND POLICY ON PERSONAL SECURITIES TRANSACTIONS AND INSIDER TRADING. This Code is in addition to Wells Fargo's policy on BUSINESS CONDUCT AND ETHICS, as outlined in the Employee Handbook.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Wells Capital Management Code, I certify that I will not:

- Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code;

- Employ any device, scheme or artifice to defraud Wells Fargo, Wells Capital Management, or any company;

- Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Wells Fargo, Wells Capital Management or any company;

- Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

- Engage in any manipulative practice with respect to Wells Fargo, Wells Capital Management or any company;

-     Trade on inside information;

- Trade ahead of or front-run any transactions for Wells Capital managed accounts;

-     Trade without obtaining the necessary pre-clearance.

I understand that it is a violation of the Investment Advisers Act of 1940 and the Investment Company Act of 1940 to fail to submit a record of my personal securities transactions within 10 calendar days of quarter-end.

I understand that, as an employee of Wells Capital Management, it is my responsibility to submit a list of all brokerage accounts in which I have beneficial ownership or interest and control (as defined in the Code). Additionally, I will notify Wells Capital Management Compliance upon opening or closing brokerage accounts quarterly.

ANY EXCEPTIONS, WHERE APPLICABLE, ARE NOTED AS FOLLOWS:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

___________________________                             ________________________
Signature                                               Date

__________________________
NAME (Print)

THE ACKNOWLEDGMENT AND CERTIFICATION FORM IS DUE 10 DAYS FROM DATE OF RECEIPT. SIGNED COPIES MUST BE SUBMITTED TO WELLS CAPITAL COMPLIANCE, MAC A0103-101.

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                                                                              19

VII FREQUENTLY ASKED QUESTIONS (FAQS)

1. Who should I submit pre-clearance requests to, what is the minimum information required, and what are the hours for submission of requests?

            Pre-clearance requests should be submitted, via email, to WELLSCAP RISK MGT, in the Global Address list. This ensures that someone in the Compliance Group can process the request at all times. For specific questions or concerns regarding the Code, you may direct your inquiries to Monica Poon, our Chief Compliance Officer (poonmo@wellscap.com or 415/396-7016)

            At a minimum, indicate whether the request is for a BUY or SELL and include the name and ticker symbol of the security/securities.

            Requests can be submitted beginning 7:00 am (Pacific) and no later than an hour before the close of the equity markets. Pre-cleared requests are only good for the day.

2.    What is the submission deadline for Quarterly Trade Report?

            Quarterly Trade Reports are due 10 calendar days after the end of each quarter. If the 10th day falls on a weekend or a holiday, the report is due the business day preceding the weekend or the holiday. The 10-day deadline is a regulatory requirement. Advisory Representatives can also complete and submit the Trade Report to Compliance when the trade is executed without waiting for quarter end to ensure timely submission.

3. Why are duplicate copies of confirms and statements required to be submitted to Compliance? Would the Quarterly Report and pre-clear requests suffice?

            This is a regulatory requirement from a report issued by the SEC's Division of Investment Management (IM). The IM Report, among other things, enlisted the NASD to adopt a rule requiring its members to notify a fund or an investment adviser whenever an Advisory Representative opens an account with an NASD-member broker. Upon request of the fund or adviser, the member broker is required to transmit duplicate copies of the Advisory Representative's trade confirms and account statements.

4. Why is a Quarterly Trade Report required if duplicate confirms or statements are already received from brokers?

            Wells Cap as investment adviser is required to obtain personal securities transaction information from Advisory Representatives. In order to ensure compliance with the law, our policy requires Advisory Representatives to complete the quarterly reports in case that Wells Capital have not received your brokers' statement or confirmations timely. The Advisory Representative does not need to complete a quarterly trade report if: 1) Advisory Representative provides a website printout of transaction history from the broker or 2) Advisory Representative confirms with Compliance every quarter that we have your broker statements within 10 days after quarter end.

5. Why are small cap issues restricted from Advisory Representative purchases?

            Because of the volume and size of orders that the small cap funds generate, this policy ensures that any appearance of conflict (such as front running and scalping) is avoided. For the purposes of Wells Capital's Code of Ethics, restricted "small cap" issues are those that are held by Wells Capital-

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Wells Capital Management Code of Ethics 6.03

                                                                              20

            managed small cap funds, including the WF mutual funds, the DIFs and the Collectives. Restricted small cap issues cannot be purchased by Wells Capital Advisory Representatives until such time that the funds are out of the same positions. This restriction covers new purchases only. If you held a restricted stock before your Wells Capital employment or before the Code was revised in Sept 1999, you can sell your positions (subject to pre-clear requirements) but you cannot re-purchase or add shares.

            All other small capitalization issues that are not owned by these managed small cap funds can be purchased by Advisory Representatives subject to pre-clearance and reporting requirements.

6.    What is the 60-day rule and is it a regulatory requirement?

            The 60-day rule prohibits Advisory Representatives from profiting from the purchase and sale, and short sale and purchase, of the same securities within 60-days.

            This is not an SEC requirement but a taskforce guideline instituted by the Investment Company Institute (ICI), the self-regulating organization for the mutual fund industry. Similarly, AIMR also has recommended restrictions along the same lines. Because the mutual fund board approves our Code of Ethics and expects us to follow the taskforce guidelines from the ICI/AIMR, we are closely bound by those restrictions.

7.    What is the pre-clearance policy on option transactions?

            Purchase and Sales of option contracts are subject to the pre-clearance requirements. When approved options are exercised automatically (i.e. Advisory Representatives have no control over when the options are exercised), pre-clearance is not required. However, if the Advisory Representative chooses to exercise the options, pre-clearance is required and will be approved on a case-by case basis. The objective is to avoid any appearance of conflicts of interest, especially in instances when the same security is being executed for managed funds.

8. What types of trust accounts does an Advisory Representative need to report and pre-clear?

            All Advisory Representatives must report and pre-clear securities for the following types of trust accounts:

            A. A trust account for which the Advisory Representative is a trustee, or beneficiary and has both investment control and a pecuniary interest;

            B. A trust account for which the Advisory Representative is a trustee that has investment control and at least one beneficiary of the trust is the trustee's immediate family member (whether they live with the trustee or not);

            C. A trust account for which the Advisory Representative is a trustee that receives a performance-related fee from the trust;

            D. A trust account for which the Advisory Representative is a settlor that has both the power to revoke the trust without the consent of another person and investment control.

            Note: Advisory Representatives do not need to report the following:

            (1) A trust account for which the Advisory Representative is a trustee that has investment control but neither the trustee nor the trustee's immediate family member (whether they live with the trustee or not) has any pecuniary interest;

            (2) A trust account for which the Advisory Representative is a beneficiary or a settlor that does not exercise or share investment control (including a blind trust).

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                                                                              21

9. If an Advisory Representative has a financial planner or consultant who has investment control over his/her accounts, does he/she need to report such accounts and pre-clear?

            Yes, because the Advisory Representative can directly or indirectly influence or control the buying or selling of securities in such accounts. In cases where the financial planner or consultant is sending a pre-clearance request on behalf of the Advisory Representative, it is the Advisory Representative's responsibility to ensure that:

            A. The financial planner or consultant is fully aware of Wells Capital's pre-clearance policy.

            B. Pre-clearance approval is received from Compliance prior to the financial planner or consultant executing the trade.

            Exceptions can be made on a case-by-case basis and are subject to evaluation and approval by the Chief Compliance Officer.

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Wells Capital Management Code of Ethics 6.03

                                                                              22

                 APPENDIX A- FOR DESIGNATED ADVISORY PERSONS

      CODE SECTION                            HOW APPLIED                        HOW ADMINISTERED
----------------------------       ------------------------------       ----------------------------------
PENALTIES                          Penalties will be assessed as        WellsCap Compliance will apply and
                                   described in the policy if           report penalties as applicable.
                                   designated advisory persons
                                   violated the applicable
                                   sections of the Code.

TRADE REPORTS                      Trade reports will be required       WellsCap Compliance or its delegate
                                   each quarter for all personal        will collect trade reports for
                                   securities trading as defined        designated advisory persons.
                                   in the Code.                         WellsCap Compliance, if it has
                                                                        delegated such activity, will review
                                                                        appropriate reports submitted by the
                                                                        delegate, and will conduct periodic
                                                                        compliance testing on underlying data
                                                                        to confirm the accuracy of such
                                                                        reports.

POST REVIEW                        Trades will be reviewed to           WellsCap Compliance or its delegate
                                   assure that all reports were         will conduct post review of trade
                                   submitted timely and to              reports.
                                   determine if any trade               WellsCap Compliance, if it has
                                   restrictions were violated           delegated such activity, will review
                                                                        appropriate reports submitted by the
                                                                        delegate, and will conduct periodic
                                                                        compliance testing on underlying data
                                                                        to confirm the accuracy of such
                                                                        reports.

ACKNOWLEDGEMENT OF BROKERAGE       Acknowledgement of brokerage         WellsCap Compliance or its delegate
ACCOUNTS                           accounts will be required each       will collect brokerage account
                                   quarter for all designated           acknowledgements for designated
                                   advisory persons.                    advisory persons.
                                                                        WellsCap Compliance, if it has
                                                                        delegated such activity, will review
                                                                        appropriate reports submitted by the
                                                                        delegate, and will conduct periodic
                                                                        compliance testing on underlying data
                                                                        to confirm the accuracy of such
                                                                        reports.
INITIAL AND ANNUAL HOLDINGS        Initial reports will be              WellsCap Compliance or its delegate
REPORT                             required at hire and annual          will collect initial and annual
                                   holdings at each year-end for        holdings reports for designated
                                   all designated advisory              advisory persons.
                                   persons. Broker statements may       WellsCap Compliance, if it has
                                   be used to satisfy these             delegated such activity, will review
                                   requirements.                        appropriate reports submitted by the
                                                                        delegate, and will conduct periodic
                                                                        compliance testing on underlying data
                                                                        to confirm the accuracy of such
                                                                        reports.

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                                                                              23

TRADE RESTRICTIONS                 Trade restrictions will be           WellsCap Compliance or its delegate
                                   applied to personal securities       will perform reviews to determine
                                   trades in any security that          whether any trade violations occurred.
                                   have been the subject of any         WellsCap Compliance, if it has
                                   recommendation that was              delegated such activity, will review
                                   disseminated to designated           appropriate reports submitted by the
                                   advisory persons.                    delegate, and will conduct periodic
                                                                        compliance testing on underlying data
                                                                        to confirm the accuracy of such
                                                                        reports.

INSIDER TRADING RESTRICTIONS       Insider trading restrictions         Trade reviews described above seek to
                                   will apply as described in the       identify any cases of insider trading.
                                   Code.

                                                                       June 2003